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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 15, 2002


                               EPIX MEDICAL, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                  000-21863               04-3030815
         ----------                -----------             ------------
      (State or other             (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
                                  incorporation)


                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                         ------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 250-6000
                                                           --------------

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ITEM 5. OTHER EVENTS.

On January 15, 2002, the Company announced it entered into an arrangement with Robertson Stephens, Inc. as placement agent for the Company to place newly-issued shares. Robertson Stephens, Inc. received commitments from a select group of existing and new investors for 2.575 million shares at a price of $12.50 per share. The shares of common stock are being offered through a prospectus supplement pursuant to the Company's effective shelf registration statement. Placement of all of the shares committed in the offering will raise net proceeds of approximately $30.2 million.

The press release announcing the placement of the Company's shares is filed as an exhibit to this Form 8-K, and is incorporated by reference into this Item 5. The foregoing description of such document and the transactions contemplated therein is qualified in its entirety by reference to such exhibit.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock relating to the Company's Prospectus Supplement dated January 14, 2002.

99.1     Press Release of the Company dated January 15, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EPIX MEDICAL, INC.
                                       (Registrant)

Date: January 15, 2002

                                       /s/ Michael D. Webb
                                       --------------------------------------
                                       Michael D. Webb
                                       Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION

      5.1         Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                  regarding legality of the shares of common stock relating to the Company's Prospectus Supplement dated January 14, 2002.

     99.1         Press Release of the Company dated January 15, 2002